Exhbit 14.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectuses/ Proxy Statement, included in the Registration Statement on Form N-14. We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm” and “Financial Highlights” in the Federated Total Return Government Bond Fund Statement of Additional Information and Prospectus, respectively, dated April 23, 2013, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 23 (File No. 33-60411), and is incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement included in this Registration Statement on Form N-14. We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm” and “Financial Highlights” in the Federated Intermediate Government Fund, Inc. Statement of Additional Information and Prospectus, respectively, dated April 23, 2013, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 33 (File No. 33-41004), and is incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement included in this Registration Statement on Form N-14. We also consent to the incorporation by reference of our reports, dated April 23, 2013, on the financial statements and financial highlights of Federated Total Return Government Bond Fund and Federated Intermediate Government Fund, Inc., included in the Annual Reports to Shareholders for the year ended February 28, 2013, which are also incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement, included in this Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

March 4, 2014